UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2024, Golub Capital BDC, Inc. (the “Company”) entered into an amendment (the “JPM Facility Amendment”) to that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 17, 2023, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto (as amended, supplemented and restated, the “A&R JPM Credit Facility”). The JPM Facility Amendment, among other things, replaces the applicable reference rate with respect to borrowings denominated in Canadian Dollars with the Canadian Overnight Repo Rate Average (“CORRA”) and otherwise conforms the JPM Credit Facility to accommodate CORRA as the reference rate for certain borrowings denominated in Canadian dollars. The other material terms of the A&R JPM Credit Facility were unchanged.

The foregoing description is only a summary of the material provisions of the JPM Facility Amendment and is qualified in its entirety by reference to a copy of the JPM Facility Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 11, 2024, the Company entered into an amendment (the “GC Advisors Revolver Amendment”) to the amended and restated revolving loan agreement dated as of June 21, 2019, governing the unsecured revolving credit facility (as amended, the “GC Advisors Revolver”) with GC Advisors LLC (“GC Advisors”), the Company’s investment adviser, as the lender. The GC Advisors Revolver Amendment was effective as of June 11, 2024.

The GC Advisors Revolver Amendment increases the borrowing capacity under the GC Advisors Revolver from $100.0 million to $200.0 million. The other material terms of the GC Advisors Revolver were unchanged.

The description above is only a summary of the material provisions of the GC Advisors Revolver Amendment and is qualified in its entirety by reference to a copy of the GC Advisors Revolver Amendment, which is filed as Exhibit 10.2 to this current report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

One June 11, 2024, in connection with the GC Advisors Revolver Amendment, the Company terminated the amended and restated revolving loan agreement, initially entered into on September 1, 2023 by Golub Capital BDC 3, Inc. (“GBDC 3”) and GC Advisors, which, as amended, provided for a borrowing capacity of up to $100.0 million and which the Company assumed as successor by merger to GBDC 3 effective as of June 3, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Amendment No. 1 to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 17, 2023, by and among Golub Capital BDC, Inc., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto, dated June 7, 2024.

10.2	Third Amendment to Revolving Loan Agreement, dated as of June 11, 2024, by and between Golub Capital BDC, Inc., as the borrower, and GC Advisors LLC, as the lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: June 13, 2024	By:	/s/ Christopher C. Ericson
		Name:	Christopher C. Ericson
		Title:	Chief Financial Officer